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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland (STATE OF INCORPORATION)	1-13199 (COMMISSION FILE NUMBER)	13-3956775 (IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue, New York, New York 10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

  On July 14, 2006, SL Green Realty Corp. (the "Company") and SL Green Operating Partnership, L.P. (the "Operating Partnership") entered into an Underwriting Agreement with Lehman Brothers Inc. (the "Underwriter") in connection with an underwritten public offering (the "Offering") by the Company of 2,500,000 shares (along with 250,000 shares to cover the Underwriter's over-allotment option) of its common stock, par value $.01 per share (the "Shares"). The net proceeds to the Company from the Offering are expected to be approximately $269.1 million, or approximately $296.0 million if the Underwriter's over-allotment option is exercised in full, after deducting underwriting discounts and commissions and the Company's expenses.

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

1.1
Underwriting Agreement, dated July 14, 2006, by and among SL Green Realty Corp., SL Green Operating Partnership, L.P. and Lehman Brothers Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
By:	/s/ GREGORY F. HUGHES Gregory F. Hughes Chief Financial Officer

Date: July 18, 2006

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SIGNATURES